As filed with the Securities and Exchange Commission on August 12, 1996. Subject
                                 to amendment.

                                                       Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  ISOMEDIX INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                                22-1986189
(State or other jurisdic-                                     (I.R.S. Employer
  tion of incorporation                                      Identification No.)
     or organization)


                                 11 Apollo Drive
                           Whippany, New Jersey 07981
                    (Address of principal executive offices)


                                  ISOMEDIX INC.
                          1996 LONG TERM INCENTIVE PLAN

                                   PETER MAYER
                             Chief Executive Officer
                                 11 Apollo Drive
                           Whippany, New Jersey 07981
                                 (201) 887-4700
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             THOMAS M. HAYTHE, Esq.
                                 Haythe & Curley
                                 237 Park Avenue
                            New York, New York 10017


        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective.


                         CALCULATION OF REGISTRATION FEE


================================================================================

                                     Proposed        Proposed
  Title of                           maximum         maximum
 securities          Amount         offering        aggregate       Amount of
    to be             to be           price         offering      registration
 registered        registered      per share*         price*          fee
 ----------        ----------      ----------         ------          ---

Common Stock         350,000        $14.0625       $4,921,875      $1,697.20
($.01 par            shares
value)

================================================================================

*Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sales prices of the Common Stock on August 8, 1996, as reported on the New York Stock Exchange.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The Company hereby states that (i) the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8- A (number 113622), filed on February 7, 1995.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Thomas M. Haythe, a partner in the law firm of Haythe & Curley, the Company's counsel in connection with the offering, is a director, officer and stockholder of this Company.

Item 6.           Indemnification of Directors and Officers.

                  Under the provisions of Article SEVENTH of the Certificate of Incorporation of the Company, as permitted by Section 145 of the General Corporation Law of the State of Delaware, the Company is required to indemnify a director or officer of the Company for expenses arising out of legal proceedings in which the director or officer becomes involved by reason of his position as a director or officer of the Company, if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. Expenses against which a director or officer of the Company may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys' fees) incurred in connection with such proceedings. In a proceeding to procure a judgment in the Company's favor, a director or officer may be indemnified for expenses incurred by him in connection with the defense or settlement of the suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be permitted without a court order in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company. Indemnification of a director or officer as provided above, unless court-ordered, shall be made by the Company only upon a determination that indemnification is proper in a specific case. Such determination shall be made (i) by a vote of the majority of directors who were not parties to the proceeding involved, (ii) by independent legal counsel in a written opinion or
(iii) by the stockholders of the Company.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints Peter Mayer and Thomas J. DeAngelo as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany and State of New Jersey on the 8th day of August, 1996.

                                                     ISOMEDIX INC.


                                                     By: /s/ Peter Mayer
                                                         -----------------------
                                                         Peter Mayer
                                                         Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



           Signature                            Title                                       Date
           ---------                            -----                                       ----



/s/ Peter Mayer                               President, Chief                         August 8, 1996
- ----------------------                        Executive Officer
Peter Mayer                                   and Director


/s/ John Masefield                            Chairman of the                          August 8, 1996
- ----------------------                        Board and Director
John Masefield

           Signature                            Title                                       Date
           ---------                            -----                                       ----



/s/ Thomas J. DeAngelo                        Vice President                           August 8, 1996
- ----------------------                        Finance and
Thomas J. DeAngelo                            Administration,
                                              Secretary, Treasurer,
                                              Principal Financial
                                              Officer and Principal
                                              Accounting Officer,
                                              and Director

/s/ H. Stuart Campbell                        Director                                 August 8, 1996
- ----------------------
H. Stuart Campbell


/s/ Thomas M. Haythe                          Director                                 August 8, 1996
- ----------------------
Thomas M. Haythe


/s/ David M. Lank                             Director                                 August 8, 1996
- ----------------------
David M. Lank


                                              Director                                 August __, 1996
- ----------------------
Elmer A. Sticco

                               CONSENT OF COUNSEL


                  The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Isomedix Inc. on Form S-8 of our report dated February 16, 1996, on our audits of the consolidated financial statements and financial statement schedules of Isomedix Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K.



                                            COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
August 12, 1996

                                INDEX TO EXHIBITS


      Number                  Description of Exhibit                                              Page
      ------                  ----------------------                                              ----

 4(i)                -        Isomedix Inc. 1996 Long Term
                              Incentive Plan

 5                   -        Opinion of Haythe & Curley

 23(i)               -        Consent of Coopers & Lybrand                                         --
                              L.L.P., Independent Accountants
                              (See "Consent of Independent
                              Accountants" in the Registration
                              Statement)

 23(ii)              -        Consent of Haythe & Curley                                           --
                              (contained in Exhibit 5)

 24                  -        Power of Attorney (See "Power of                                     --
                              Attorney" in the Registration
                              Statement)